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                                                                   EXHIBIT 10.13

                                                               February 16, 1996

                           SCOTSMAN INDUSTRIES, INC.

                 1996 EXECUTIVE INCENTIVE COMPENSATION PROGRAM

                                    PLAN B-1

                             PARTICIPANT___________

1.       General

         (a) This Plan for annual bonus, designed to provide increased incentive through additional compensation to selected key personnel, to be paid from profits to which such personnel have contributed by their services during the fiscal year, is declared effective for the bonus year ending December 31, 1995 to continue in effect thereafter from year to year unless amended or discontinued as hereinafter provided.

         (b) The Plan, as applicable to any current bonus year, may be amended, revised or discontinued by action of the Management Compensation Committee (the "Committee") of Scotsman Industries only if extraordinary factors occur during the year that would require restructuring of the Plan.

         (c) The bonus for the preceding bonus year shall be paid in cash to each participant, or in case of death, to his heirs or personal representatives, each year following completion of the regular annual audit by independent public accountants, which normally is completed before February 28.

         (d) A participant shall have no rights or obligations with respect to any completed bonus year by reason of adjustments applicable thereto made subsequent to determination of the bonus for such completed bonus year. No rights of any nature shall accrue to any participant or employee with respect to any future bonus year.

         (e) The Committee may at any time amend, revise or discontinue the Executive Incentive Compensation Program as applicable to subsequent bonus years.

2.       Participants in Bonus

         (a) Participants shall include key personnel selected as herein provided. The Chairman, President and Chief Executive Officer of Scotsman Industries shall recommend to the Committee prior to March 1 of each year for its approval, revision or disapproval, lists of names of employees for participation in the bonus for the current bonus year.

         (b) The Chairman, President and Chief Executive Officer of Scotsman Industries may at any time during the bonus year recommend to the Committee additional names of employees for participation beginning at a fixed date in the year and upon approval by the
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                  Committee such employees shall participate in the bonus for that portion of the year subsequent to the fixed date.

         (c) The Chairman, President and Chief Executive Officer of Scotsman Industries may at any time during the bonus year recommend to the Committee the exclusion, for cause, of any employee from participation in the bonus for the year or for any portion thereof. Upon approval of the recommendation by the Committee, any such employee shall not participate in the bonus for such year or for any portion of the year subsequent to a date fixed by the Committee.

         (d) A participant who is separated from employment, for any reason, except death, disability, or retirement, prior to the end of the bonus year shall not participate in the bonus or any part thereof for the bonus year. However, the Chairman, President and Chief Executive Officer of Scotsman Industries may, at his sole discretion, recommend the separated employee to the Committee for participation for all or part of the bonus year.

3.       Computation of Bonus

         (a) The actual bonus earned shall consist of two parts. Part I is discretionary subject to a maximum of 15.0%; Part II is the percentage of the Net Operating Income objective earned subject to a maximum bonus of 15.0%, the percentage of the ROI objective earned subject to a maximum bonus of 10.0% and the percentage of the Working Capital to Sales of 10.0%. For purposes of this Plan, the bonus percentages are set at various levels as follows:

                                                             BONUS PERCENTAGE EARNED
                                              -----------------------------------------------------
                                              Cut-In          Par           Premium         Maximum
                                              ------          ---           -------         -------
Part I - Individual Performance
  Discretionary                                  0            7.5%           11.3%            15.0%

Part II - Team Results
  Net Operating Income                           0            7.5%           11.2%            15.0%
  Return on Investment                           0            5.0%            7.5%            10.0%
  Working Capital to Sales                       0            5.0%            7.5%            10.0%
                                                 -           ----            ----             ----
  Total                                          0           25.0%           37.5%            50.0%
                                                 =           ====            ====             ====

                  The bonus percentage under Part II for attainment of objectives between any of the levels will be calculated on a pro rata basis.
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         (b)      The discretionary bonus earned by each participant shall vary from zero to a maximum of 15%. The percentage shall be recommended by the Chairman, President and Chief Executive Officer for approval or revision by the Committee.

         (c) The Net Operating Income, Return on Investment and Working Capital to Sales objectives for each Division will be established by the Committee in U.S. dollars.

         (d) The bonus payable to each participant shall be a percentage, as determined in paragraphs 3(a), 3(b), and 3(c), of the participant's bonus base. The maximum bonus payable under the Plan is 50% of the participant's bonus base.

4.       Definitions

         (a) The Bonus Year is based on the accounting year used by Scotsman Industries.

         (b) A participant's bonus base shall be the amount of compensation received by an employee during that portion of the bonus year during which he/she is designated as a participant. For the purposes hereof, compensation shall be the participant's base rate compensation exclusive of bonuses payable hereunder, company contributions to a pension plan and any and all rights and benefits therein, or any other form of bonus, overtime, or such other payments as may be excluded by the Committee.

         (c) Division net operating income (NOI) shall be profit before taxes on income of each participating division for the bonus year, as determined in accordance with generally accepted accounting principles, adjusted to eliminate extraordinary gains and losses as determined by the Committee and interest expense/income on debt and investments. NOI will be measured on a LIFO basis covering U.S. operations and on a FIFO basis covering foreign operations. However, any U.S. operations with Corporate approved FIFO inventories will be measured on a FIFO basis covering those inventories.

         (d) Division average investment shall be the reported net assets of the division adjusted to eliminate cash balances, short and long-term investments including interdivision notes receivable, short and long-term debt including interdivision notes payable and obligations under capital leases, and accrued and deferred taxes on income. Division average investment may be adjusted to reflect extraordinary changes in the net investment as determined by the Committee. Inventories will be stated on a LIFO basis covering U.S. operations and on a FIFO basis covering foreign operations.

         (e) Working Capital to Sales shall be the percentage of the monthly average of the reported consolidated working capital to the annual sales of the participant's division excluding inter-division/inter-company transactions. Working Capital is defined as the net book value of the sum of trade accounts receivable, inventory and trade accounts payable. Average working capital will be based on month end balances starting with the ending balance of the preceding year and ending with the year end balance of the bonus year
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                  (average of 13 monthly balances), adjusted to eliminate
                  extraordinary gains and losses determined by the Committee.